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                                                                  EXHIBIT (a)(7)

                          IMMEDIATE ATTENTION REQUIRED

     Re: IMS Health Incorporated Savings Plan

Dear Plan Participant:

     All or a portion of your individual account in the IMS Health Incorporated Savings Plan (the "Plan") is invested in common stock of IMS Health Incorporated ("IMS Health"), through the trust fund established and maintained under the Plan. As a beneficial owner of the common stock of IMS Health ("IMS Shares"), you received a dividend of shares of Gartner Group, Inc. Class B common stock ("Class B Shares") pursuant to the spinoff of most of IMS Health's interest in Gartner Group, Inc. ("GartnerGroup") (the "Spin-Off"). The Class B Shares you received pursuant to the dividend were credited to your Plan account in a "Legacy Fund". GartnerGroup has commenced a tender offer for 6,100,000 shares of its Class B common stock. Under the terms of the Plan, you have the power and responsibility for directing responses to tender offers with respect to the Class B Shares credited to your Plan account.

     Enclosed are tender offer materials and a YELLOW Direction Form that require your immediate attention. Also enclosed is a list of Questions and Answers to help you better understand the tender offer as it relates to Plan participants. Please refer to the letter from Michael D. Fleisher, Executive Vice President and Chief Financial Officer of GartnerGroup and the Questions and Answers following that letter for more information about the tender offer in general. These materials describe an offer by GartnerGroup to purchase Class B Shares and Gartner Group, Inc. Class A Stock ("Class A Shares") at prices not less than $21 nor more than $24 per share. As described below, you have the right to instruct Bankers Trust Company ("Bankers Trust"), as Trustee of the Plan, concerning whether and on what terms to tender Class B Shares credited to your Plan account.

     IF YOU WISH TO PARTICIPATE IN THE TENDER OFFER, YOU MUST COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO BANKERS TRUST IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M. NEW YORK CITY TIME, ON AUGUST 20, 1999, UNLESS THIS DEADLINE IS EXTENDED.

     IN ACCORDANCE WITH THE TERMS OF THE PLAN, PARTICIPANTS WHO HAVE SUCCESSFULLY TENDERED CLASS B SHARES WILL NOT RECEIVE CASH. CASH RECEIVED FOR TENDERED CLASS B SHARES WILL BE CREDITED TO YOUR ACCOUNT AND AUTOMATICALLY INVESTED IN THE FIXED INCOME FUND OF THE PLAN AS SOON AS ADMINISTRATIVELY PRACTICABLE. ACCOUNT BALANCES IN THE FIXED INCOME FUND MAY THEN BE TRANSFERRED PURSUANT TO THE TERMS OF THE PLAN. NEITHER THE SUCCESSFUL TENDER OF ANY OF YOUR CLASS B SHARES NOR THE INVESTMENT OF THE TENDER PROCEEDS IN THE FIXED INCOME FUND WILL CAUSE YOU TO RECOGNIZE ANY CURRENT TAXABLE GAIN OR LOSS.

     IF YOU DO NOT WISH TO PARTICIPATE IN THE TENDER OFFER, YOU MAY DIRECT BANKERS TRUST NOT TO PARTICIPATE BY CHECKING "BOX A" ON THE YELLOW DIRECTION FORM AND RETURNING THIS FORM TO BANKERS TRUST. ALSO, IF BANKERS TRUST DOES NOT RECEIVE A TIMELY, PROPERLY COMPLETED, SIGNED ORIGINAL YELLOW DIRECTION FORM FROM YOU, BANKERS TRUST WILL DEEM YOU TO HAVE DIRECTED BANKERS TRUST NOT TO TENDER ANY CLASS B SHARES.

     The remainder of this letter summarizes the transaction, your rights under the Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the Offer to Purchase and the related Letter of Transmittal enclosed with this letter.

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BACKGROUND

     GartnerGroup has commenced a tender offer to purchase up to 6,100,000 Class B Shares at prices not less than $21 nor more than $24 per share and up to 9,600,000 Class A Shares at prices not less than $21 nor more than $24 per share. This type of tender offer is commonly referred to as a "Dutch Auction" tender offer. The enclosed Offer to Purchase dated July 27, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of GartnerGroup's shareowners. As described in more detail below under "How the Offer Works", GartnerGroup will determine the single price per share between $21 and $24 that it will apply for Class B Shares properly tendered in the Offer. Subject to certain terms of the Offer described in this letter and in the Offer to Purchase, this price will be the lowest price that will allow GartnerGroup to buy 6,100,000 Class B Shares. Class B Shares tendered at prices above this price will not be accepted by GartnerGroup.

     GartnerGroup's Offer extends to the Class B Shares held by the Plan. As of July 27, 1999, the Plan held approximately 41,040 Class B Shares. Only Bankers Trust, as Trustee of the Plan, can tender these Class B Shares on behalf of Plan participants. Nonetheless, as a Plan participant and the named fiduciary of your account, you have the right under the terms of the Plan to direct Bankers Trust whether or not to tender some or all of the Class B Shares credited to your individual account in the Plan. If you direct Bankers Trust to tender any of the Class B Shares credited to your individual account, you must also specify the price or prices at which the Class B Shares should be tendered, which may include the per Share purchase price determined by GartnerGroup in accordance with the terms of the Offer.

     Please note that the actual tender of Class B Shares credited to your individual account under the Plan can be made only by Bankers Trust as the owner of record. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER DIRECTLY CLASS B SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN.

     NEITHER BANKERS TRUST, IMS HEALTH, GARTNERGROUP, THE BOARD OF DIRECTORS OF GARTNERGROUP OR IMS HEALTH NOR ANY OTHER PERSON MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS. AS A NAMED FIDUCIARY WITH RESPECT TO HIS OR HER ACCOUNT, EACH PARTICIPANT IS SOLELY RESPONSIBLE FOR THE CONSEQUENCES OF HIS OR HER OWN DECISIONS REGARDING TENDER.

CONFIDENTIALITY

     TO ASSURE THE CONFIDENTIALITY OF YOUR DECISION, BANKERS TRUST AND ITS AFFILIATES OR AGENTS WILL TABULATE THE DIRECTION FORMS SUBMITTED BY PARTICIPANTS. IN ADDITION, IMS HEALTH, BANKERS TRUST AND THE PLAN RECORD KEEPER HAVE ADOPTED PROCEDURES TO ENSURE THAT TO THE EXTENT THAT ANY GARTNERGROUP OR IMS HEALTH PERSONNEL HAVE ACCESS TO INFORMATION RELATING TO YOUR DECISION FOR THE PURPOSE OF ADMINISTERING THE PLAN AND MAINTAINING RECORDS NEEDED TO COMPLY WITH ANY APPLICABLE LAWS, SUCH INFORMATION WILL BE KEPT CONFIDENTIAL BY THEM.

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HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. The following is a general summary of how the transaction will work with respect to Plan participants, subject to the terms and conditions of the Offer:

     - GartnerGroup has offered to purchase up to 6,100,000 of its Class B Shares at a single per share price not less than $21 nor more than $24 per Share and and up to 9,600,000 of its Class A Shares at a single per share price not less than $21 nor more than $24 per share.

     - After the expiration date of the Offer, GartnerGroup will determine the lowest single per Share price (not less than $21 nor more than $24 per share), that allows GartnerGroup to purchase up to 6,100,000 Class B Shares (the "Purchase Price") and the lowest single per Class A Share price (not less than $21 nor more than $24 per share), that allows GartnerGroup to purchase up to 9,600,000 Class A Shares.

     - Unless the Offer is terminated, amended in accordance with its terms or the number of Class B Shares that GartnerGroup offers to purchase is reduced, GartnerGroup will pay the Purchase Price for all Class B Shares validly tendered at or below the Purchase Price and not withdrawn upon the terms and subject to the conditions of the Offer. If at the expiration of the Offer, more than 6,100,000 Class B Shares (or such greater number as GartnerGroup may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn, GartnerGroup will first purchase Class B Shares tendered at or below the Purchase Price by shareowners who hold less than 100 Class B Shares and tendered all such Class B Shares. GartnerGroup will then purchase a pro rata portion of the remaining Class B Shares tendered. The same per Share Purchase Price will be paid for all Class B Shares tendered on behalf of participants at or below the Purchase Price and accepted for purchase by GartnerGroup.

     - Notwithstanding the foregoing, GartnerGroup will only purchase Class A Shares and Class B Shares in the same proportion as the ratio of the number of Class A Shares and Class B Shares outstanding. As such, if an insufficient number of shares of either class of stock is tendered, the number of shares of the other class of stock purchased under the Offer will be reduced to maintain such proportion of repurchased shares of each class. If the number of shares of a class of stock is reduced, the price per share of such class will be determined based on the reduced number of shares and the prices specified by participants in the Offer.

     - Shares tendered at prices above the purchase price determined by GartnerGroup, as described above, will not be purchased in the tender offer.

     - If you want any of the Class B Shares credited to your individual account in the Plan sold pursuant to the Offer, you must instruct Bankers Trust by completing the enclosed YELLOW Direction Form and returning it in the enclosed return envelope.

     - In order to be valid, your Direction Form must be RECEIVED by Bankers Trust no later than 5:00 P.M. New York City time, on August 20, 1999 ("Deadline"), unless the Deadline is extended by Bankers Trust. Participants will be notified of any such extension.

     - You need to specify on the Direction Form the per Share price(s), which cannot be less than $21 nor more than $24, at which you wish to tender the Class B Shares credited to your individual account in the Plan. The per Share price(s) you specify may be a specific amount (in multiples of $.125) and/or the Purchase Price (defined below) ultimately determined by GartnerGroup in accordance with the terms of the Offer.

     - If you own beneficially or of record as of the Deadline, an aggregate of fewer than 100 Class B Shares (in total, including the Plan, the employee stock purchase plan or otherwise) and you tendered all of such Class B Shares check the Odd Lot Box.

     - The Direction Form should be returned to Bankers Trust at Bankers Trust, P.O. Box 1997, New York, NY 10117-0024. If Bankers Trust (i) does not RECEIVE a complete, signed, original Direction Form

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       from you by the Deadline with respect to the Class B Shares credited to your individual account or (ii) receives an incomplete or improperly completed Direction Form from you, Bankers Trust will automatically deem you to have instructed Bankers Trust to NOT tender any of such Class B Shares in response to the Offer, and Bankers Trust will not tender any such Class B Shares. NO COPY, OVERNIGHT DELIVERY, FACSIMILE OR OTHER ELECTRONIC TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED. THE METHOD OF DELIVERY OF THIS DIRECTION FORM IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     - After the Deadline for returning the Direction Form to Bankers Trust, Bankers Trust and its affiliates or agents will complete the tabulation of all directions and Bankers Trust, as Trustee, will tender the appropriate number of Class B Shares. For purposes of this tabulation, the number of Class B Shares credited to your individual account has been calculated based upon the number of Class B Shares held by the Plan immediately following the Spin-Off. This number appears on your Direction Form.

     - If you direct the tender of any Class B Shares credited to your individual account at a price in excess of the Purchase Price as finally determined, those Class B Shares will not be purchased, and the portion of your individual account previously invested in Class B Shares will remain unchanged.

PROCEDURE FOR DIRECTING TRUSTEE

     A Direction Form for making your direction is enclosed. If you wish to respond to the Offer with respect to any of the Class B Shares credited to your account in the Plan, you must complete, sign and return the enclosed YELLOW Direction Form in the return envelope so that it is RECEIVED at Bankers Trust Company, P.O. Box 1997, New York, NY 10117-0024 not later than 5:00 P.M. New York City time, on August 20, 1999, unless this Deadline is extended. If your original Direction Form is not received by this Deadline, or if it is not fully or properly completed and signed, Bankers Trust will not tender any of your Class B Shares in response to the Offer. The number of Class B Shares credited to your individual account is provided on the attached Direction Form.

     To properly complete your Direction Form, you must do the following:

          (1) On the face of the Direction Form, check either Box A or B. CHECK ONLY ONE BOX:

        - CHECK BOX A if you do not want any of the Class B Shares credited to your individual account tendered for sale at any price and simply want the Plan to continue holding such Class B Shares. IF YOU DO NOT WISH TO TENDER ANY CLASS B SHARES CREDITED TO YOUR ACCOUNT, YOU MAY, BUT ARE NOT REQUIRED, TO RETURN THE DIRECTION FORM.

        - CHECK BOX B in all other cases and complete the table immediately below Box B. Specify the percentage of Class B Shares credited to your individual account that you want to tender at each price indicated. You may direct the tender of certain percentages of Class B Shares credited to your individual account at different prices, including the Purchase Price ultimately determined by GartnerGroup in accordance with the terms of the Offer. To direct the tender of your Class B Shares at different prices you must state the percentage (in whole numbers) of Class B Shares to be sold at each indicated price by filling in the percentage of such Class B Shares (based on the number of Class B Shares credited to your account immediately following the Spin-Off) on the line immediately before the price. Leave a line blank if you want no Class B Shares tendered at that price. THE TOTAL PERCENTAGE OF CLASS B SHARES REFLECTING YOUR INTEREST IN GARTNERGROUP STOCK MAY NOT EXCEED 100%, BUT IT MAY BE LESS THAN OR EQUAL TO 100%. IF THIS AMOUNT IS LESS THAN 100%, YOU WILL BE DEEMED TO HAVE INSTRUCTED BANKERS TRUST NOT TO TENDER THE BALANCE OF THE CLASS B SHARES CREDITED TO YOUR INDIVIDUAL ACCOUNT UNDER THE PLAN.

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          (2) CHECK THE ODD LOT BOX if you own beneficially or of record as of the close of business on July 27, 1999, and you do not intend to increase or decrease such ownership prior to the Deadline, an aggregate of fewer than 100 Class B Shares (in total, including the Plan, the employee stock purchase plan or otherwise) and you intend to tender all of such Class B Shares. Specify the percentage of Class B Shares credited to your individual account that you want to tender at each price indicated pursuant to BOX B above. THE TOTAL PERCENTAGE OF CLASS B SHARES REFLECTING YOUR INTEREST IN GARTNERGROUP STOCK MUST EQUAL 100%.

          (3) Date and sign the Direction Form in the space provided.

          (4) Return the original Direction Form in the enclosed return envelope so that it is RECEIVED by Bankers Trust at the address on the return envelope not later than 5:00 P.M. New York City time, August 20, 1999, unless the Deadline is extended. NO COPY, OVERNIGHT DELIVERY, FACSIMILE OR OTHER ELECTRONIC TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED. THE METHOD OF DELIVERY OF THIS DIRECTION FORM IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

     Your direction will be deemed irrevocable unless WITHDRAWN or CHANGED by 5:00 P.M. New York City time, on August 20, 1999, unless that Deadline is extended. In order to make an effective withdrawal of, or any change to, your election, you must submit a new Direction Form, which may be obtained by calling the Employee Service Center, at (800) 251-4937. Your new Direction Form must include your name, address and social security number. You should also check the box indicating that the new Direction Form constitutes a withdrawal or change of a previously submitted Direction Form. Upon receipt of a new, completed and signed original Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Class B Shares credited to your individual account by obtaining an additional Direction Form from the Employee Service Center and repeating the steps for directing tenders as set forth in this letter. NO COPY, OVERNIGHT DELIVERY, FACSIMILE OR OTHER ELECTRONIC TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED. THE METHOD OF DELIVERY OF THIS DIRECTION FORM IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

INVESTMENT OF TENDER PROCEEDS

     For any Class B Shares in the Plan that are tendered to and purchased by GartnerGroup, GartnerGroup will pay cash to the Plan. In accordance with the Plan, the tender proceeds will be invested in the Fixed Income Fund as soon as administratively practicable and such investment will be credited to your individual account.

     INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE PLAN.

     The tender and purchase by GartnerGroup of any of your Class B Shares will not cause you to recognize any current taxable gain or loss. Because the proceeds will be invested in the Fixed Income Fund as soon as administratively practicable, and this period is expected to be less than 90 days, the tender and sale to GartnerGroup of any of your Class B Shares is also not expected to impact how future distributions will be taxed. However, in order to fully determine how tendering Class B Shares may affect the taxation of future distributions from the Plan, participants should consult with their tax advisors.

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR.

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TRANSFERS, LOANS AND WITHDRAWALS DURING THE OFFER

     During the Offer, loans and withdrawals will be available from all funds under the Plan except for the Legacy Fund. The Legacy Fund will not be available for loans or withdrawals until the Offer expires and the number of Shares tendered is determined. In addition to tendering your Class B Shares you may also transfer them out of the Legacy Fund by calling the Employee Service Center. Prior to and during any month in which the Offer is outstanding, transfers from the Legacy Fund should be reflected as a percentage of the total number of Class B Shares credited to your account immediately following the Spin-Off.

     If you make a mistake by attempting to transfer and tender more than 100% of your Legacy Fund account balance, the following rules will apply. The tender will take precedence over the transfer if the Offer EXPIRES prior to the last day for transfer requests for the month (Tuesday, August 24 for August transfers and Thursday, September 23 for September transfers) and the transfer will be reduced so that the aggregate of the tender and transfer equals 100% of your account balance. On the other hand, if the last day for transfer requests occurs prior to the expiration of the Offer, the transfer will take precedence over the tender and the tender will be rejected in its entirety. For example:

     - If you have 100 shares and you specify a tender of 60% and a transfer of 60% and THE TENDER TAKES PRECEDENCE OVER THE TRANSFER (as stated above), 60 shares will be tendered and 40 shares will be transferred.

     - On the other hand, if you have 100 shares and you specify a tender of 60% and a transfer of 60% and THE TRANSFER TAKES PRECEDENCE OVER THE TENDER (as stated above), 60 shares will be transferred and the tender will be rejected in its entirety (i.e., no shares will be tendered).

SHARES OUTSIDE THE PLAN

     If you hold Shares outside the Plan, you will receive, under separate cover, tender offer materials which can be used to tender such Shares. Those tender offer materials may not be used to direct Bankers Trust to tender or not tender the Class B Shares credited to your individual account in the Plan. The direction to tender or not tender Class B Shares credited to your individual account under the Plan may only be made in accordance with the procedures in this letter and the enclosed materials. Similarly, the material you receive with respect to the Plan may not be used to tender or not tender Shares owned directly or indirectly outside the Plan.

FURTHER INFORMATION

     If you require additional information concerning the procedure to tender Class B Shares credited to your individual account in the Plan or the terms and conditions of the Offer, please call the Employee Service Center, at (800) 251-4937.

                                          Sincerely,

                                          BANKERS TRUST COMPANY, Trustee

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                             QUESTIONS AND ANSWERS
            ABOUT THE GARTNER GROUP, INC. DUTCH AUCTION TENDER OFFER
                            FOR PARTICIPANTS IN THE
                      IMS HEALTH INCORPORATED SAVINGS PLAN

Q. WHAT IS A DUTCH AUCTION TENDER OFFER?

A. In a Dutch Auction tender offer, the company offers to purchase its own shares, establishing a maximum number of shares to purchase and setting a price range for those share purchases. Shareholders who are interested in participating in the Dutch Auction specify prices within that range at which they are willing to sell all or some of their shares. Generally, the final purchase price is the lowest price within the price range at which the company can acquire all the shares it wants to purchase.

Q. WHY ARE PLAN PARTICIPANTS BEING ASKED TO RESPOND TO GARTNER GROUP'S TENDER OFFER?

A. Since all or a portion of your Savings Plan account is invested in IMS Health Incorporated Common Stock, you received a dividend of Gartner Group Class B Common Stock when IMS Health Incorporated distributed most of its interest in Gartner Group to IMS Health's stockholders. Gartner Group is required to extend the tender offer to the Plan, as a holder of Gartner Group stock. The Plan provides that you have the right to direct Bankers Trust to tender shares of Gartner Group, Inc. Class B Common Stock held in your account under the Plan.

Q. IF I DECIDE TO DIRECT BANKERS TRUST TO TENDER THE SHARES IN MY ACCOUNT, WILL I BE PAID THE CASH PROCEEDS DIRECTLY?

A. No. As required by the Plan, all proceeds from any shares in your account that are tendered and sold will be credited to your account and automatically invested in the Fixed Income Fund as soon as administratively practicable. You may then transfer your account balance in the Fixed Income Fund pursuant to the terms of the Plan. The proceeds remain part of your individual account and may not be distributed except in accordance with the applicable terms of the Plan.

Q. IS THERE A FORM I HAVE TO RETURN?

A. Included in this mailing is a YELLOW "Direction Form." If you decide to direct the tender of any shares, you must respond by returning a properly completed Direction Form. No copy, facsimile or electronic transmittals of the Direction Form will be accepted. Non-responses or invalid or improperly completed Direction Forms (including responses to tender greater than 100% of your Shares) will be treated by Bankers Trust as a direction not to tender any shares. If Bankers Trust does not receive a completed, signed, original Direction Form by the deadline stated on the YELLOW Direction Form, Bankers Trust will automatically deem you to have instructed Bankers Trust not to tender any shares credited to your individual account. All other forms included in Gartner Group's tender offer materials are for your information only and should not be completed.

Q. WHAT IF I DECIDE NOT TO TENDER MY SHARES?

A. You will continue to hold the Gartner Group Class B Common Stock in the Legacy Fund established by the Plan. After the Tender Offer you may transfer the shares out of the Legacy Fund but you may not increase the number of shares you hold. On April 3, 2000 (the first business day in April) the Legacy Fund will be liquidated and any account balances will be transferred into the Fixed Income Fund.

Q. WHAT IF I CHANGE MY MIND AFTER I HAVE TENDERED MY SHARES?

A. In order to withdraw your election Bankers Trust must receive a new Direction Form prior to the Deadline. Once the new completed Direction Form is received, your previous Direction Form will be canceled. You may obtain a new Direction Form by calling the Employee Service Center at (800) 251-4937.

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

Q. WHAT IS THE DEADLINE FOR RETURNING OR CHANGING THE "DIRECTION FORM"?

A. The form must be received by Bankers Trust no later than 5:00 P.M. New York City time, on August 20, 1999, unless this deadline is extended by Bankers Trust. You will be notified of any such extension. This deadline applies to your election to tender and changes to your tender instructions including a withdrawal of your election to tender.

Q. WILL ALL THE SHARES THAT I TENDER BE PURCHASED?

A. It depends upon the total number of shares of each class of Gartner Group tendered in the Offer. It also depends on the price or prices you select for tendering your Class B Common Stock. In addition, if you own less than 100 shares of Class B Common Stock in total (including the Plan, the employee stock purchase plan or otherwise) ("Odd Lot Holder"), you tendered all the shares you own and you tendered at a price or prices equal to or below the "Purchase Price" then all your shares will be purchased. If you own more than 100 shares or own less than 100 shares and did not tender all your shares and you tendered at a price equal to or below the "Purchase Price" then at least some of your shares will be purchased. If more shares are tendered at or below the Purchase Price than Gartner Group had offered to purchase, a pro rata portion (after taking into account purchases of Odd Lot Holders) of the shares you tendered will be purchased. Gartner Group will not, however, purchase any shares you tendered in excess of the Purchase Price.

Q. IF I AM AN ODD LOT HOLDER, WHAT IS THE BENEFIT OF TENDERING ALL MY SHARES?

A. If the price that you tender is at or below the Purchase Price, all shares of Class B Common Stock that you tender will be purchased by Gartner Group even if shares of Class B Common Stock in excess of the amount Gartner Group has offered to purchase are tendered. In other words, your shares will not be subject to possible proration.

Q. HOW WILL I KNOW IF MY SHARES HAVE BEEN PURCHASED?

A. After the tender offer expires, all tenders will be tabulated by Gartner Group which may take up to two weeks. Soon thereafter, Bankers Trust will apply the results to the Plan and you will be advised of the number of shares which were accepted and the Purchase Price determined under the Offer.

Q. WILL MY DECISION BE CONFIDENTIAL?

A. Yes. Your decision will be received by Bankers Trust and kept confidential by Bankers Trust and its agents. In addition, IMS Health, Bankers Trust and the Plan recordkeeper have adopted procedures to ensure that, to the extent that any Gartner Group or IMS Health personnel have access to information relating to your decision for the purpose of administering the plan and maintaining records needed to comply with any applicable laws, such information will be kept confidential by them.

Q. CAN I TAKE LOANS AND WITHDRAWALS DURING THE TENDER OFFER?

A. Yes, you may take loans and withdrawals from all funds during the Tender Offer except for the Legacy Fund. The Legacy Fund will not be available for loans and withdrawals until the Tender Offer expires and the number of shares tendered is determined.

Q. CAN I MAKE TRANSFERS OUT OF THE LEGACY FUND DURING THE TENDER OFFER?

A. Yes, but you may not transfer and tender the same shares. If you tender and transfer the same shares, the tender will take precedence over the transfer if the tender offer expires prior to the last day for transfer requests for the month (Tuesday, August 24 for August transfers and Thursday, September 23 for September transfers). On the other hand, if the last day for transfer requests occurs prior to the expiration of the tender offer, the transfer will take precedence over the tender.

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

Q. HOW CAN I TRANSFER A PORTION OF MY SHARES AND TENDER A PORTION OF MY SHARES?

A. You should complete and deliver the Direction Form to Bankers Trust for the tender offer and call the Employee Service Center for transfers. All percentages on the Direction Form and transfer instructions for the Legacy Fund prior to and during the month in which the Offer expires should be stated in terms of a percentage of the total number of shares credited to your account immediately following the distribution of the Gartner Group shares. For example, if you would like to tender 60% of your account balance and transfer 50% of the remaining account balance (40% of the beginning account balance), you must tender 60% on the Direction Form and transfer 20% through the phone lines. Please see "Transfers, Loans and Withdrawals During the Offer" in the Participant Letter attached for the treatment of inadvertent tenders and transfers that total more than 100% of your account balance.

Q. WHAT IF I HAVE QUESTIONS ABOUT THE OFFER?

A. Contact the Employee Service Center, at (800) 251-4937 for questions on the terms and conditions of the tender offer and information on the procedure for tendering shares in your individual account.

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

                      IMS HEALTH INCORPORATED SAVINGS PLAN

                                 DIRECTION FORM

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

                                  INSTRUCTIONS

     Carefully complete the back page of this Direction Form. Then insert today's date and sign and print your name in the spaces provided. If you wish to tender any or all of the shares in your account in the Plan, place the completed Direction Form in the enclosed envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY BANKERS TRUST AT PO BOX 1997, NEW YORK, NY 10117-0024 NOT LATER THAN 5:00 P.M. NEW YORK CITY TIME, ON AUGUST 20, 1999, UNLESS THAT DEADLINE IS EXTENDED AT THE SOLE DISCRETION OF BANKERS TRUST. NOT RETURNING A PROPERLY COMPLETED ORIGINAL DIRECTION FORM BY THE DEADLINE WILL BE DEEMED A DIRECTION TO NOT TENDER ANY SHARES IN YOUR ACCOUNT UNDER THE PLAN. Direction Forms that are not fully or properly completed, dated and signed will be ignored, and Bankers Trust will not tender the Shares credited to your individual account under the Plan. The method of delivery of the Direction Form is at the option and risk of the tendering participant. Certified mail with return receipt request is recommended in all cases, sufficient time should be allowed to assume delivery.

     NEITHER BANKERS TRUST, IMS HEALTH, GARTNER GROUP, THE BOARD OF DIRECTORS OF GARTNER GROUP OR IMS HEALTH NOR ANY OTHER PERSON MAKES RECOMMENDATION TO PARTICIPANTS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, OR THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS. AS A NAMED FIDUCIARY WITH RESPECT TO HIS OR HER ACCOUNT, EACH PARTICIPANT IS SOLELY RESPONSIBLE FOR THE CONSEQUENCES OF HIS OR HER OWN DECISION REGARDING TENDER.

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

(CHECK ONLY ONE BOX)

[ ] A. Please REFRAIN from tendering and continue to HOLD Gartner Group Class B
       Common Stock credited to my individual account under the Plan.

[ ] B. Please TENDER Gartner Group Class B Common Stock reflecting the balance currently credited to my individual account in the Plan in the percentage indicated below for each of the prices provided. (The total of the percentages may NOT exceed 100% but it may be less than or equal to 100% (in whole percentages only) except Odd Lot Holders must equal 100%). A blank space before a given price will be taken to mean that no Class B Shares credited to my account are to be tendered at that price. If you are an Odd Lot Holder and tendering all your shares, you should check the Odd Lot box below. FILL IN THE TABLE BELOW IF YOU HAVE CHECKED BOX 2.

     PERCENTAGE OF SHARES DIRECTED TO BE TENDERED: The total of all percentages (in whole percentages only) must be less than or equal to 100% (equal to 100% in the case of an Odd Lot participant). If the total is less than 100%, you will be deemed to have directed Bankers Trust NOT to tender the remaining percentage.

------%  at   $21.00   ------%  at   $21.675  ------%  at   $22.25   ------%  at   $22.875  ------%  at   $23.50
------%  at   $21.125  ------%  at   $21.75   ------%  at   $22.375  ------%  at   $23.00   ------%  at   $23.625
------%  at   $21.25   ------%  at   $21.875  ------%  at   $22.50   ------%  at   $23.125  ------%  at   $23.75
------%  at   $21.375  ------%  at   $22.00   ------%  at   $22.625  ------%  at   $23.25   ------%  at   $23.875
------%  at   $21.50   ------%  at   $22.125  ------%  at   $22.75   ------%  at   $23.375  ------%  at   $24.00
------%  at the Class B Purchase Price ultimately determined through the Dutch Auction process under the terms of the Offer. This price will not be known until after August 24, 1999.

ODD LOT

[ ] By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on July 27, 1999 and continues to own beneficially or of record as of the Deadline, an aggregate of fewer than 100 shares of Class B Common Stock in total (including the Plan, the employee stock purchase plan or otherwise) and is tendering all of such shares of Class B Common Stock. PLEASE MAKE SURE THAT THE TOTAL OF THE PERCENTAGES ABOVE DOES NOT EXCEED 100%.

WITHDRAW/CHANGE

[ ] Please check here if this Direction Form constitutes a Change or Withdrawal of a previously submitted Direction Form.

     The undersigned hereby directs Bankers Trust, as Trustee of the IMS Health Incorporated Savings Plan (the "Plan"), to tender to Gartner Group, Inc. ("Gartner Group"), in accordance with the Offer to Purchase dated July 27, 1999, a copy of which I have received and read, the indicated percentage of shares of Gartner Group's Class B Common Stock, credited to my individual account in the Plan, or to hold such shares of Class B Common Stock, in either case as provided on this form.

                                          Date:            , 1999

                                          --------------------------------------
                                          Your signature

                                          --------------------------------------
                                          Type or print your name

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